UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2019
WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $.01 par value	WSTL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2019, Westell Technologies, Inc. (the “Company”) issued a press release announcing the appointment of Timothy Duitsman as the Company’s President and Chief Executive Officer, effective September 1, 2019. Concurrent with this appointment, Mr. Duitsman will no longer be an independent director and therefore will no longer be a member of the Compensation Committee, but will continue to serve on the Board. Mr. Duitsman will succeed Alfred S. (Stephen) John, who has served as President and CEO since May 2018. Mr. John is leaving the Company as President and Chief Executive Officer effective August 23, 2019.

Mr. Duitsman, age 57, most recently served as Senior Vice President of Product Development at Klein Tools, where he was responsible for product development launches, a position he has held since 2012. Mr. Duitsman initially joined Klein Tool in 2009 as the Vice President of Engineering. Prior to Klein Tools, Mr. Duitsman served as Vice President of Research and Development at Intermatic, from 2004 to 2008, where he increased sales of new industrial products. Previously, Mr. Duitsman served in various engineering and leadership roles at the Company.

Under the terms of an offer letter dated August 18, 2019 (the “Offer Letter”), Mr. Duitsman will receive an annual base salary of $300,000. Mr. Duitsman will receive a grant of 50,000 performance-based Restricted Stock Units (“PSUs”) pursuant to the Company’s 2015 Omnibus Incentive Compensation Plan. The PSUs will be earned based upon achievement of performance goals tied to growing revenue and non-GAAP profitability targets approved by the Board. Earned PSUs will vest one year from the date of grant. Mr. Duitsman will also receive a grant of 100,000 Restricted Stock Units (“RSUs”) pursuant to the Company’s 2015 Omnibus Incentive Compensation Plan. The RSUs will vest in three equal annual installments. Upon vesting, the PSUs and RSUs convert into shares of Class A Common Stock of the Company on a one-for-one basis. Mr. Duitsman will also receive 150,000 non-qualified stock options for 150,000 shares of Class A Common Stock under the Company’s 2015 Omnibus Incentive Compensation Plan that will vest in three equal annual installments.

Under the terms of the Offer Letter, if the Company terminates Mr. Duitsman's employment within one year of a change in control, or at any time without cause, he will be entitled to receive as severance one year's base salary.

Mr. Duitsman is subject to a non-competition covenant during the term of his employment and for an additional two year period following termination of his employment with the Company. Mr. Duitsman is subject to a non-solicitation covenant with respect to the Company's employees for two year following termination of his employment whether or not he is entitled to severance pay. Mr. Duitsman's agreement also contains a customary confidentiality covenant.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety. Additionally, a copy of the press release announcing Mr. Duitsman’s appointment and related matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

On August 21, 2019, Mr. John entered into a general release agreement with the Company. Mr. John will receive two weeks of base salary as severance and a lease buy-out, if he does not revoke the release. A copy of the general release agreement is attached as Exhibit 10.2 and is incorporated herein by reference in its entirety.

The information contained herein supplements the information contained in the Company's proxy statement for the 2019 annual meeting of stockholders to be held on September 17, 2019.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Offer Letter for Timothy Duitsman, dated August 18, 2019.
10.2	General Release Agreement, dated August 21, 2019.
99.1	Press release, dated August 22, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	August 22, 2019	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary